OURPET’S COMPANY

SECURITY AGREEMENT

This Security Agreement is entered into as of the 20th day of June, 2013, by and between OURPET’S COMPANY, an Ohio corporation (“Borrower”) and Lake County Board of Commissioners of Lake County, Ohio, (“Secured Party”).

Borrower desires to borrow from Secured Party through the Lake County Community Development Block Grant (CDBG) Economic Loan Fund and pursuant to a Project Agreement of even date herewith, the sum of One Hundred and Twenty Five Thousand Dollars and no/100 Cents ($125,000.00) to be evidenced by a Promissory Note of even date herewith providing for the payment of principal and interest according to its terms.

Secured Party requires, among other things, as a condition to making such loan, that Borrower grant to Secured Party a security interest in the equipment acquired by Borrower pursuant to the Project Agreement, and therefore, in consideration of the mutual covenants, representations and warranties herein, Borrower and Secured Party agree as follows:

SECTION 1 – DEFINITIONS

The terms hereinafter set forth shall have the following meanings:

a)	Promissory Note shall mean the $125,000.00 Promissory Note of Borrower issued pursuant to the Project Agreement and shall include any and all amendments and modifications thereof and any and all notes issued in renewal or substitution thereof;

b)	Collateral shall mean the equipment described in Exhibit A, now in the possession of Borrower or afterwords acquired. Additionally, Secured Party shall have a security interest in all items purchased with the proceeds of the Promissory Note whether or not they are listed on Exhibit A.

c)	Events of Default shall mean those events described in Section 8 hereof.

SECTION 2 – SECURITY INTEREST

Borrower hereby gives and grants to secured Party, its successors and assigns, a first security interest in the Collateral described in Exhibit A, upon these terms and provision to secure the principal and interest of the Promissory Note, and all reasonable costs and expenses incurred in the collection of the Promissory Note and enforcement of Secured Party’s rights.

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SECTION 3 – WARRANTIES

Borrower represents and warrants as follows:

a)	Borrower is duly organized as an existing corporation organized under the laws of the state of Ohio duly qualified and in good standing in every state in which it is doing business.
b)	The execution, delivery and performance hereof are within Borrower’s power, have been duly authorized, are not in contravention of law or the terms of Borrower’s Charter or By-Laws or any agreement or undertaking to which Borrower is a party or by which it is bound.
c)	Borrower is the lawful owner of the Collateral and has full right to pledge, sell, assign, transfer and grant a security interest therein. The Collateral has not been or will not be pledged, sold, assigned, transferred or otherwise encumbered except as pursuant to the Security Agreement.
d)	Borrower will maintain the Collateral at its principal offices and places of business at: 1300 East Street, Fairport Harbor, Ohio 44077, and 8808 Twinbrook Road, Mentor, Ohio 44060.
d)	Subject to any limitation stated therein or in connection therewith, all information furnished to Secured Party concerning the Collateral for the purpose of obtaining credit is or will be at the time the same is furnished, accurate, correct in all material respects and complete insofar as completeness may be necessary to give Secured Party a true and accurate knowledge of the subject matter.

SECTION 4 – FINANCIAL REPORTS

Borrower will maintain a standard system of accounts and will furnish to Secured Party, as may be requested the following:

a)	As soon as possible and no later than 120 days after the close of each fiscal year, a copy of the annual financial review report Borrower prepared in accordance with generally accepted accounting principles for such fiscal year.

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b)	Such other information and reports representing the financial condition or operations of Borrower as Secured Party from time to time may reasonably request

SECTION 5 – INSPECTION

Borrower will at any reasonable time permit Secure Party through any of its officers, employees and agents, including attorneys and accountants, to examine and inspect the collateral. Further Borrower will perform such additional acts and provide such additional instruments as may be required to completely vest in and assure to Secured Party its rights herein and to the Collateral.

SECTION 6 – FINANCING STATEMENTS

a)	Without the written consent of Secured Party, Borrower will not permit any junior or adverse encumbrance covering the Collateral to exist or be on file in any public office.

SECTION 7 – COVENANTS

a)	Borrower will pay the principal of and interest on the Promissory Note as and when due and otherwise comply with the provisions hereof;

b)	Borrower will not pledge, sell, assign, encumber or otherwise transfer the Collateral, nor any part thereof in the ordinary course of its business, or as permitted hereby.

c)	Borrower will pay or cause to be paid all taxes and assessments which may be levied, assessed or charged against the Collateral, including franchise and similar taxes, as they become due.

d)	Borrower will maintain policies of insurance issued by companies approved by Secured Party insuring the Collateral against loss caused by reasonably anticipated perils normally covered by an extended coverage endorsement in an amount equal to the full insurable replacement cost thereof or such other amount as Secured Party may approve. Such policies shall name Lake County, and Secured Party as their interests may appear and shall have an endorsement making loss payable directly to the Secured Parties as their interests may appear. Such policies shall provide that they may not be canceled without at least 30 days’ prior written notice to Secured Party. Borrower shall provide Secured Party a certificate of such coverage on demand.

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In the event any sum or sums of money are received by Secured Party by reasons of such insurance, Secured Party shall apply such money so received to the repair, restoration replacement of the damaged or destroyed Collateral. The proceeds shall be deposited in escrow and disbursed pursuant to normal procedures established by the escrow agent to insure proper application thereof.

SECTION 8 – EVENTS OF DEFAULT, ACCELERATION

Borrower’s liability to Secured Party shall, at the option of Secured Party, become immediately due and payable without notice or demand upon the occurrence of any of the following events of defaults which continue after the expiration of any applicable notice or grace periods:

a)	Default in the payment or performance of the Promissory Note;

b)	Any representation or warrant made by borrower or its officers in connection with the execution and delivery hereof, or of the Project Agreement, shall prove to be at any time false in any material respect;

c)	Uninsured loss, theft, damage or destruction; any unpermitted sale or encumbrance of the Collateral, or any levy, seizure or attachment thereof;

d)	Death, dissolution, termination of existence, insolvency, business failure, appointment of a receiver of any part of the property of, assignment for the benefit of creditors by, or the commencement of any proceeding under any bankruptcy or insolvency laws by or against Borrower, or any guarantor or surety hereof remaining unstayed or undismissed for 90 days;

e)	Failure to comply with the CDBG Economic Loan Fund job creation reporting requirements.

In the event of the occurrence of an Event of Default hereunder, Secured Party shall have the following rights:

i.	To declare all of the liabilities secured hereby to be immediately due and payable and this Agreement in default and subject to foreclosure proceedings and/or other rights, options and remedies of Secured Party herein set forth and as provided under law;

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ii.	To take immediate possession of the Collateral and, with or without taking possession of the Collateral, to sell lease or otherwise dispose of any or all of the Collateral, either at public or private sale, upon commercially reasonable terms, and either Borrower or Secured Party may become the purchaser thereof.

Reasonable written notice of any proposed sale, public or private, setting for the time, place and conditions of sale shall be given to Borrower. Any sale may be adjourned at any time and from time to time to a reasonable specific time and place by announcement at the time and place of sale as previously fixed, without further notice by publication or otherwise of the time and place of such adjourned sale In the event of any sale, whether public or private, Secured Party shall, after deducting all costs and expenses of any kind, apply the residue of the proceeds of such sale toward the payment of any and all of such amounts, with interest, which at the time of said application may be due to, or for the benefit of Secured Party from Borrower under the terms of the Promissory Note and of this Agreement, and any other Liabilities which may be owing to Secured Party by Borrower at such time, and may pay all liens on the Collateral having precedence over this Agreement, if any, returning the surplus, if any, to Borrower. Secured Party shall have the right to conduct any such sale on Borrower’s premises and Secured Party shall have the right of possession of said premises as shall be necessary or convenient for such purposes;

iii.	To proceed to protect and enforce its rights under the Promissory Note and this Agreement by a suit or suits in equity or law whether for specific performance or observance of any terms, provisions, covenants, or conditions, in aid of execution of any power granted, for any foreclosures, or for the enforcement of any other property legal or equitable remedy.

Secured Party shall have all other rights and remedies of a secured party under the Uniform Commercial Code of Ohio (Ohio Revised Code 1309) and any other applicable law. All of Secured Party’s rights and remedies will be cumulative, and no waiver of any default will affect any other subsequent default.

Subject to the Subordination Agreement nothing herein shall be construed as preventing Secured Party from taking any lawful action to protect its interest in the event that liquidation, insolvency, bankruptcy, reorganization or foreclosure proceedings of any nature whatsoever affecting the property or assets of Borrower shall be instituted by anyone other than Secured Party in any court.

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SECTION 9 – GENERAL PROVISIONS

This Agreement and Secured Party’s security interest in the Collateral created hereby shall cease and terminate upon full payment of the principal and interest due under the Promissory Note and all other liabilities of Borrower to Secured Party secured hereby.

In the event the liabilities are paid in full, all of the Security interests described in Section 2 above shall be terminated and shall have no further force or effect.

This Agreement, all supplements hereto and all amendment hereof shall insure to the benefit of any be binding upon the parties hereto and their respective heirs, executors, administrators, successors and or assigns.

No waiver of any part of this Agreement or any breach hereof, shall constitute a waiver of any subsequent breach or justify or authorize the non-observance of any other part of this Agreement.

All rights, interests and remedies herein grated to Secured Party shall be cumulative of all other rights, interests and remedies nor or hereafter granted to or acquired by Secured Party and may be exercised by Secured Party.

Any notice, request, demand, or other communication to Borrower shall be deemed to have been given or made when mailed first class addressed to Borrower at: 1300 East Street, Fairport Harbor, Ohio 44077 or to such other address as may be furnished in writing to Secured Party for such purpose by Borrower.

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IN WITNESS WHEREOF, Borrower and Secured Party have caused this Agreement to be executed the 20th of June, 2013.

LAKE COUNTY
BOARD OF COMMISSIONERS

Amy Elszasz	/s/Robert E. Aufuldish
Attest	President

OURPET’S COMPANY

Scott R. Mendes	/s/Steve Tsengas
Attest	Steve Tsengas, Chairman & CEO

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